Exhibit 3.1.91

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OUTBACK CATERING COMPANY, LIMITED PARTNERSHIP

1.	OUTBACK CATERING COMPANY, LIMITED PARTNERSHIP
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	550 North Reo Street, Suite 200, Tampa, Florida 33609
(Business address of Limited Partnership)

3.	JOSEPH J. KADOW
(Name of Registered Agent for Service of Process)

4.	550 North Reo Street, Suite 200, Tampa, Florida 33609
(Florida street address for Registered Agent)

5.	/s/ Joseph J. Kadow
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	550 North Reo Street, Suite 200, Tampa, Florida 33609
(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2038

8.	Name(s) of general partner(s):	Street address:

	OUTBACK STEAKHOUSE OF FLORIDA, INC.	550 North Reo Street, Suite 200 Tampa, Florida 33609

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 30th day of September, 1997.

OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation, as the sole General Partner

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and General Counsel and as Registered Agent (appointment)

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of OUTBACK CATERING COMPANY, LIMITED PARTNERSHIP, a Florida Limited Partnership, certify that:

1.	The amount of capital contributions to date of the limited partners is $25,000.

2.	The total amount contributed and anticipated to be contributed by the limited partners at this time totals $25,000.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 30th day of September, 1997.

OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation, as General Partner

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and General Counsel